Exhibit 99.2

MORTGAGE LOAN PURCHASE AGREEMENT

                    THIS MORTGAGE LOAN PURCHASE AGREEMENT (this “Agreement”), dated as of October 1, 2005, is entered into between NOMURA CREDIT & CAPITAL, INC. (the “Seller”) and WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC. (the “Purchaser”).

                    The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the “Mortgage Loans”) identified on the schedule (the “Mortgage Loan Schedule”) annexed hereto as Exhibit A.  The Purchaser intends to deposit the Mortgage Loans, along with certain other mortgage loans (the “Other Mortgage Loans”), into a trust fund (the “Trust Fund”), the beneficial ownership of which will be evidenced by multiple classes (each, a “Class”) of mortgage pass-through certificates (the “Certificates”).  One or more “real estate mortgage investment conduit” (“REMIC”) elections will be made with respect to most of the Trust Fund.  The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of October 1, 2005, among the Purchaser, as depositor, Wachovia Bank, National Association, as master servicer (the “Master Servicer”), LNR Partners, Inc., as special servicer (the “Special Servicer”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  Capitalized terms used herein (including in the schedules attached hereto) but not defined herein (or in such schedules) have the respective meanings set forth in the Pooling and Servicing Agreement.

                    Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                    SECTION 1.   Agreement to Purchase.

                    The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the Mortgage Loan Schedule.  The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans delivered to the Purchaser pursuant to the terms hereof.  The Mortgage Loans are expected to have an aggregate principal balance of $670,523,007 (the “Nomura Mortgage Loan Balance”) (subject to a variance of plus or minus 5.0%) as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not such payments are received.  The Nomura Mortgage Loan Balance, together with the aggregate principal balance of the Other Mortgage Loans as of the Cut-Off Date (after giving effect to any payments due on or before such date whether or not such payments are received), is expected to equal an aggregate principal balance (the “Cut-Off Date Pool Balance”) of $3,275,616,483 (subject to a variance of plus or minus 5.0%).  The purchase and sale of the Mortgage Loans shall take place on October 27, 2005 or such other date as shall be mutually acceptable to the parties to this Agreement (the “Closing Date”).  The consideration (the “Aggregate Purchase Price”) for the Mortgage Loans shall be equal to (i) 98.62% of the Nomura Mortgage Loan Balance as of the Cut-Off Date, plus (ii) $2,512,713, which amount represents the amount of interest accrued on the Nomura Mortgage Loan Balance at the related Net Mortgage Rate for the period from and including the Cut-Off Date up to but not including the Closing Date.

                    The Aggregate Purchase Price shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

                    SECTION 2.   Conveyance of Mortgage Loans.

                    (a)          Effective as of the Closing Date, subject only to receipt of the Aggregate Purchase Price and satisfaction of the other conditions to closing that are for the benefit of the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, on a servicing released basis, together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds.

                    (b)          The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date).  All scheduled payments of principal and interest due on or before the Cut-Off Date but collected on or after the Cut-Off Date, and recoveries of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

                    (c)          No later than the Closing Date, the Seller shall, on behalf of the Purchaser, deliver to the Trustee, the documents and instruments specified below with respect to each Mortgage Loan (each a “Mortgage File”).  All Mortgage Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date.  Each Mortgage File shall contain the following documents:

                        (i)          the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C21 or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

                        (ii)         an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

                        (iii)        an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

                        (iv)        an original executed assignment, in recordable form (except for any missing recording information), of (A) the Mortgage, (B) any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (a)) and (C) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C21, or in blank;

                        (v)         an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C21, or in blank;

                        (vi)        originals or copies of any modification, consolidation, assumption and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed or consolidated;

                        (vii)       the original or a copy of the policy or certificate of lender’s title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

                        (viii)      any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Purchaser of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC Amendment, in form suitable for filing in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C21, as assignee, or in blank;

(ix) an original or copy of (A) any Ground Lease and ground lessor estoppel or (B) any loan guaranty, indemnity or environmental insurance policy or Lease Enhancement Policy;

(x) any intercreditor agreement relating to permitted debt of the Mortgagor;

(xi) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such Mortgage Loan;

(xii) copies of management agreements, cash management agreements or lockbox agreements, if any;

(xiii) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and applicable transfer or assignment documents; and

                        (xiv)          with respect to any Companion Loan, copies of all of the above documents with respect to such Companion Loan and the related Intercreditor Agreement; provided that a copy of each Mortgage Note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided.

                    (d)          The Seller shall take all actions reasonably necessary (i) to permit the Trustee to fulfill its obligations pursuant to Section 2.01(d) of the Pooling and Servicing Agreement and (ii) to perform its obligations described in Section 2.01(d) of the Pooling and Servicing Agreement.  Without limiting the generality of the foregoing, if a draw upon a letter of credit is required before its transfer to the Trust Fund can be completed, the Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the Master Servicer.  The Seller shall reimburse the Trustee for all reasonable costs and expenses, if any, incurred by the Trustee for recording any documents described in Section 2(c)(iv)(C) hereof.

                    (e)          All documents and records (except draft documents, privileged communications and internal correspondence and credit, due diligence and other underwriting analysis, documents, data or internal worksheets, memoranda, communications and evaluations of the Seller) relating to each Mortgage Loan and in the Seller’s possession (the “Additional Mortgage Loan Documents”) that are not required to be delivered to the Trustee shall promptly be delivered or caused to be delivered by the Seller to the Master Servicer or at the direction of the Master Servicer to the appropriate sub-servicer, together with any related escrow amounts and reserve amounts.

                    (f)          The Seller shall take such actions as are reasonably necessary to assign or otherwise grant to the Trust Fund the benefit of any letters of credit in the name of the Seller which secure any Mortgage Loan.

                    (g)          On the Closing Date, the Seller shall pay to the Master Servicer for deposit into the Interest Reserve Account an amount equal to $0, which represents the Initial Interest Reserve Account Deposit for its Interest Reserve Loans.

                    SECTION 3.   Representations, Warranties and Covenants of Seller.

                    (a)          The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

                        (i)          The Seller is a corporation organized and validly existing and in good standing under the laws of Delaware and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement;

                        (ii)         This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

                        (iii)        The execution and delivery of this Agreement by the Seller and the Seller’s performance and compliance with the terms of this Agreement will not (A) violate the Seller’s certificate of incorporation or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound;

                        (iv)         The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder;

                        (v)          The Seller is not a party to or bound by any agreement or instrument or subject to any certificate of incorporation, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement (except to the extent such consent has been obtained);

                        (vi)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions;

                        (vii)        No litigation is pending or, to the Seller’s knowledge, threatened against the Seller that would, in the Seller’s good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the performance by the Seller of its obligations under this Agreement; and

                        (viii)       Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Seller will report the transfer of the Mortgage Loans to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.  The consideration received by the Seller upon the sale of the Mortgage Loans to the Purchaser will constitute at least reasonably equivalent value and fair consideration for the Mortgage Loans.  The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the Purchaser.  The Seller is not selling the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.  The Seller will not take any action inconsistent with the ownership of the Mortgage Loans by the Purchaser or any other assignee of the Mortgage Loans.

                    (b)          The Seller hereby makes the representations and warranties contained in Schedule I and Schedule II hereto for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date, with respect to (and solely with respect to) each Mortgage Loan, which representations and warranties are subject to the exceptions set forth on Schedule III.

                    (c)          If the Seller receives written notice of a Document Defect or a Breach pursuant to Section 2.03(a) of the Pooling and Servicing Agreement relating to a Mortgage Loan, then the Seller shall not later than 90 days from receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of the REMIC Provisions (a “Qualified Mortgage”), not later than 90 days from the date that any party to the Pooling and Servicing Agreement discovers such Document Defect or Breach provided the Seller receives such notice in a timely manner), if such Document Defect or Breach shall materially and adversely affect the value of the applicable Mortgage Loan or the interests of the Certificateholders therein, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of actual losses and any Additional Trust Fund Expenses directly resulting therefrom or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) repurchase the affected Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan not later than the end of such 90-day period (and in no event later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that unless the Breach would cause the Mortgage Loan not to be a Qualified Mortgage, and if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, such Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or substitute the related Mortgage Loan); and provided, further, that with respect to such additional 90-day period the Seller shall have delivered an officer’s certificate to the Trustee setting forth what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period; and provided; further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease or any letter of credit)

shall be considered to materially and adversely affect the value of the related Mortgage Loan or the interests of the Certificateholders therein unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligations.  For a period of two years from the Closing Date, so long as there remains any Mortgage File relating to a Mortgage Loan as to which there is any uncured Document Defect or Breach, the Seller shall provide the officer’s certificate to the Trustee described above as to the reasons such Document Defect or Breach remains uncured and as to the actions being taken to pursue cure.  Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender’s title insurance as described in Representation 12 of Schedule I hereof in lieu of the delivery of the actual policy of lender’s title insurance shall not be considered a Document Defect or Breach with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

                    (d)          If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a “Crossed Loan”), and (iii) the applicable Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed Loans in such Crossed Group satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution or repurchase, as applicable, of Mortgage Loans set forth herein.  In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Document Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.  The Seller shall be responsible for the cost of any Appraisal required to be obtained by the Master Servicer to determine if the Crossed Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).  To the extent that the Seller is required to repurchase or substitute for a Crossed Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Loans in such Crossed Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing the Crossed Loans still held by the Trustee.

                    If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached.

Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Crossed Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  Notwithstanding the foregoing, if a Crossed Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event.  Any expenses incurred by the Purchaser in connection with any modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

                    (e)          In connection with any permitted repurchase or substitution of one or more Mortgage Loans contemplated hereby, upon receipt of a certificate from a Servicing Officer certifying as to the receipt of the Purchase Price or Substitution Shortfall Amount(s), as applicable, in the Certificate Account, and the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively, if applicable (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it by the Master Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller, the legal and beneficial ownership of each repurchased Mortgage Loan or substituted Mortgage Loan, as applicable, (ii) the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Seller, upon delivery to each of them of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special Servicer shall release to the Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loans.

                    (f)          Without limiting the remedies of the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders pursuant to this Agreement, it is acknowledged that the representations and warranties are being made for risk allocation purposes.  This Section 3 provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to this Section 3.

                    SECTION 4.   Representations and Warranties of the Purchaser.  In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

                    (a)          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.  The Purchaser has the full corporate power and authority and legal right to acquire the Mortgage Loans from the Seller and to transfer the Mortgage Loans to the Trustee.

                    (b)          This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser’s directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (i) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium,

(ii) other laws relating to or affecting the rights of creditors generally, or (iii) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                    (c)          Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

                    (d)          None of the acquisition of the Mortgage Loans by the Purchaser, the transfer of the Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement by the Purchaser, results or will result in the creation or imposition of any lien on any of the Purchaser’s assets or property, or conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the Purchaser’s articles of association or bylaws, (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (iii) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

                    (e)          Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Mortgage Loans by the Seller to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.

                    (f)          There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to enter into and/or perform under the terms of this Agreement.

                    (g)          The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

                    SECTION 5.   Closing.  The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Dechert LLP, Charlotte, North Carolina on the Closing Date.

                    The Closing shall be subject to each of the following conditions:

                    (a)          All of the representations and warranties of the Seller set forth in or made pursuant to Section 3(a) and Section 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

                    (b)          The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder) and all documents specified in Section 6 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                    (c)          The Seller shall have delivered and released to the Trustee (or a Custodian on its behalf) and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to Section 2 of this Agreement;

                    (d)          All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                    (e)          The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date; and

                    (f)          A letter shall have been received from the independent accounting firm of KPMG LLP or Ernst & Young LLP, as applicable, in form satisfactory to the Purchaser, relating to certain information regarding the Mortgage Loans and Certificates as set forth in the Prospectus and Prospectus Supplement, respectively.

                    Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                    SECTION 6.   Closing Documents.  The Closing Documents shall consist of the following:

                    (a)          This Agreement duly executed by the Purchaser and the Seller;

                    (b)          A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchasers may rely, to the effect that:  (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the Closing Date;

                    (c)          An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this

Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

                    (d)          An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchasers may rely, to the effect that with respect to the Seller, the Mortgage Loans, the related Mortgagors and the related Mortgaged Properties (i) such officer has carefully examined the Specified Portions of the Prospectus Supplement and nothing has come to his attention that would lead him to believe that the Specified Portions of the Prospectus Supplement, as of the date of the Prospectus Supplement or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, and (ii) such officer has examined the Specified Portions of the Memorandum and nothing has come to his attention that would lead him to believe that the Specified Portions of the Memorandum, as of the date thereof or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein related to the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.  The “Specified Portions” of the Prospectus Supplement shall consist of Annex A thereto, the diskette which accompanies the Prospectus Supplement (insofar as such diskette is consistent with such Annex A) and the following sections of the Prospectus Supplement (exclusive of any statements in such sections that purport to summarize the servicing and administration provisions of the Pooling and Servicing Agreement:  “Summary of Prospectus Supplement—The Parties—The Mortgage Loan Sellers,” “Summary of Prospectus Supplement—The Mortgage Loans,” “Risk Factors—The Mortgage Loans,” and “Description of the Mortgage Pool—General,” “—Mortgage Loan History,” “—Certain Terms and Conditions of the Mortgage Loans,” “— Assessments of Property Condition,” “—Co-Lender Loans,” “—Additional Mortgage Loan Information,” “— Twenty Largest Mortgage Loans,” “—The Mortgage Loan Sellers,” “—Underwriting Standards,” and “—Representations and Warranties; Repurchases and Substitutions.”  The “Specified Portions” of the Memorandum shall consist of the Specified Portions of the Prospectus Supplement and the second and third full paragraphs on page “iv” of the Memorandum.

                    (e)          The resolutions of the requisite committee of the Seller’s board of directors authorizing the Seller’s entering into the transactions contemplated by this Agreement, certificate of incorporation and by-laws of the Seller, and a certificate of good standing of the Seller issued by the State of Delaware not earlier than sixty (60) days prior to the Closing Date;

                    (f)          A written opinion of counsel for the Seller (which opinion may be from in-house counsel, outside counsel or a combination thereof), reasonably satisfactory to the Purchaser, its counsel and the Rating Agencies, dated the Closing Date and addressed to the Purchaser, the Trustee, the Underwriters, the Initial Purchasers and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

                    (g)          Such further certificates, opinions and documents as the Purchaser may reasonably request.

                    SECTION 7.   Indemnification.

                    (a)          The Seller shall indemnify and hold harmless the Purchaser, the Underwriters, the Initial Purchasers, their respective officers and directors, and each person, if any, who controls the Purchaser, any Underwriter or any Initial Purchaser within the meaning of either Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any and all losses, expenses (including the reasonable fees and expenses of legal counsel), claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement, the Preliminary Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment of or supplement to any of the foregoing, (B) any items similar to Computational Materials or ABS Term Sheets forwarded by the Seller to the Initial Purchasers, or in any revision or amendment of or supplement to any of the foregoing or (C) the summaries, reports, documents and other written and computer materials and all other information regarding the Mortgage Loans or the Seller furnished by the Seller for review by prospective investors (the items in (A), (B) and (C) above being defined as the “Disclosure Material”), or (ii) arise out of or are based upon the omission or alleged omission to state therein (in the case of Computational Materials and ABS Term Sheets, when read in conjunction with the Prospectus Supplement, in the case of items similar to Computational Materials and ABS Term Sheets, when read in conjunction with the Memorandum, and in the case of any summaries, reports, documents, written or computer materials, or other information contemplated in clause (C) above, when read in conjunction with the Memorandum) a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, with respect to the Disclosure Material described in clauses (A) and (B) of the definition thereof, only if and to the extent that (1) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties contained in the Data File (it being herein acknowledged that the Data File was and will be used to prepare the Prospectus Supplement and the Preliminary Prospectus Supplement, including without limitation Annex A thereto, the Memorandum, the Diskette, any Computational Materials and ABS Term Sheets with respect to the Registered Certificates and any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates), (2) any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact occurring in, or with respect to, such Disclosure Material, is with respect to, or arises out of or is based upon an untrue statement or omission of a material fact with respect to, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller set forth in the Specified Portions of each of the Prospectus Supplement, the Preliminary Prospectus Supplement

and the Memorandum, (3) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 3 of this Agreement or (4) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon any other written information concerning the characteristics of the Mortgage Loans, the related Mortgagors or the related Mortgaged Properties furnished to the Purchaser, the Underwriters or the Initial Purchasers by the Seller; provided that the indemnification provided by this Section 7 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Data File or Annex A to the Prospectus Supplement or the Preliminary Prospectus Supplement to the extent such information was not materially incorrect in the Data File or such Annex A, as applicable, including without limitation the aggregation of such information with comparable information relating to the Other Mortgage Loans.  Notwithstanding the foregoing, the indemnification provided in this Section 7(a) shall not inure to the benefit of any Underwriter or Initial Purchaser (or to the benefit of any person controlling such Underwriter or Initial Purchaser) from whom the person asserting claims giving rise to any such losses, claims, damages, expenses or liabilities purchased Certificates if (x) the subject untrue statement or omission or alleged untrue statement or omission made in any Disclosure Material (exclusive of the Prospectus or any corrected or amended Prospectus or the Memorandum or any corrected or amended Memorandum) is eliminated or remedied in the Prospectus or the Memorandum (in either case, as corrected or amended, if applicable), as applicable, and (y) a copy of the Prospectus or Memorandum (in either case, as corrected or amended, if applicable), as applicable, shall not have been sent to such person at or prior to the written confirmation of the sale of such Certificates to such person, and (z) in the case of a corrected or amended Prospectus or Memorandum, such Underwriter or Initial Purchaser received, electronically or in writing, notice of such untrue statement or omission and updated information concerning the untrue statement or omission at least one Business Day prior to the written confirmation of such sale.  The Seller shall, subject to clause (c) below,  reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity will be in addition to any liability which the Seller may otherwise have.

                    (b)          For purposes of this Agreement, “Registration Statement” shall mean such registration statement No. 333-127668 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; “Base Prospectus” shall mean the prospectus dated October 14, 2005, as supplemented by the prospectus supplement dated October 14, 2005 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the Registered Certificates, including all annexes thereto; “Preliminary Prospectus Supplement” shall mean the prospectus supplement dated October 1, 2005 relating to the Registered Certificates, including all annexes thereto; “Memorandum” shall mean the private placement memorandum dated October 14, 2005, relating to the Non-Registered Certificates, including all exhibits thereto; “Registered Certificates” shall mean the Class A-1, Class A-2PFL, Class A-C, Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C and Class D Certificates; “Non-Registered Certificates” shall mean the Certificates other than the Registered Certificates; “Computational Materials” shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the “Kidder Letters”); “ABS Term Sheets” shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the “PSA Letter” and, together with the Kidder Letters, the “No-Action Letters”); “Diskett e” shall mean the diskette or compact disc attached to each of the Prospectus and the Memorandum; and “Data File” shall mean the compilation of information and data regarding the Mortgage Loans covered by the Agreed Upon Procedures Letters dated October 1, 2005 and rendered by KPMG LLP or Ernst & Young LLP, as the case may be (a “hard copy” of which Data File was initialed on behalf of the Seller and the Purchaser).

                    (c)          As promptly as reasonably practicable after receipt by any person entitled to indemnification under this Section 7 (an “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the “indemnifying party”) under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 7 (except to the extent that such omission has prejudiced the indemnifying party in any material respect) or from any liability which it may have otherwise than under this Section 7.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser, the Underwriters and the Initial Purchasers, representing all the indemnified parties under this Section 7 who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).  Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel or any other expenses for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party without the consent of the indemnified party.

                    (d)          If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, taking into account the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable considerations appropriate under the circumstances.  The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties; provided that no Underwriter or Initial Purchaser shall be obligated to contribute more than its share of underwriting discounts and commissions and other fees pertaining to the Certificates less any damages otherwise paid by such Underwriter or Initial Purchaser with respect to such loss, liability, claim, damage or expense.  It is hereby acknowledged that the respective Underwriters’ and Initial Purchasers’ obligations under this Section 7 shall be several and not joint.  For purposes of this Section, each person, if any, who controls an Underwriter or an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter’s or Initial Purchaser’s officers and directors, shall have the same rights to contribution as such Underwriter or Initial Purchaser, as the case may be, and each director of the Seller and each person, if any who controls the Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Seller.

                    (e)          The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses.  If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    (f)          The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, the Initial Purchasers, any of their respective directors or officers, or any person controlling the Purchaser, the Underwriters or the Initial Purchasers, and (iii) acceptance of and payment for any of the Certificates.

                    (g)          Without limiting the generality or applicability of any other provision of this Agreement, the Underwriters, the Initial Purchasers and their directors, officers and controlling parties shall be third-party beneficiaries of the provisions of this Section 7.

                    SECTION 8.   Costs.  The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the Seller’s pro rata portion of the aggregate of the following amounts (the Seller’s pro rata portion to be determined according to the percentage that the Nomura Mortgage Loan Balance represents as of the Cut-Off Date Pool Balance):  (i) the costs and expenses of printing and delivering the Pooling and Servicing Agreement and the Certificates; (ii) the costs and expenses of printing (or otherwise reproducing) and delivering a preliminary and final Prospectus, Term Sheet and Memorandum relating to the Certificates; (iii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys’ fees); (iv) the filing fee charged by the Securities and Exchange Commission for registration of the Certificates so registered; (v) the fees charged by the Rating Agencies to rate the Certificates so rated; (vi) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, the Memorandum and any related Computational Materials or ABS Term Sheets, including in respect of the cost of obtaining any “comfort letters” with respect to such items; (vii) the reasonable out-of-pocket costs and expenses in connection with the qualification or exemption of the Certificates under state securities or “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any “Blue Sky” survey and in connection with any determination of the eligibility of the Certificates for investment by institutional investors and the preparation of any legal investment survey; (viii) the expenses of printing any such “Blue Sky”

survey and legal investment survey; and (ix) the reasonable fees and disbursements of counsel to the Underwriters or Initial Purchasers; provided, however, Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof with respect to such Seller’s Mortgage Loans.  All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                    SECTION 9.   Grant of a Security Interest.  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code of the applicable jurisdiction; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons (other than the Trustee) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law.  The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                    SECTION 10.   Covenants of Purchaser.  The Purchaser shall provide the Seller with all forms of Disclosure Materials (including the final form of the Memorandum and the preliminary and final forms of the Prospectus Supplement) promptly upon any such document becoming available.

                    SECTION 11.   Notices.  All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the “Address for Notices” specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                    SECTION 12.   Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

                    SECTION 13.   Severability of Provisions.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                    SECTION 14.   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

                    SECTION 15.   GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                    SECTION 16.   Attorneys’ Fees.  If any legal action, suit or proceeding is commenced between the Seller and the Purchaser regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees).  As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment.  If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

                    SECTION 17.   Further Assurances.  The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                    SECTION 18.   Successors and Assigns.  The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder.  The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Underwriters and the Initial Purchasers (each as intended third party beneficiaries hereof) and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7.  This Agreement is enforceable by the Underwriters, the Initial Purchasers and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

                    SECTION 19.   Amendments.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party, or third party beneficiary, against whom such waiver or modification is sought to be enforced.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein, Section 2.01(d) thereof or the repurchase obligations or any other obligations of the Seller shall be effective against the Seller (in such capacity) unless the Seller shall have agreed to such amendment in writing.

                    SECTION 20.   Accountants’ Letters.  The parties hereto shall cooperate with KPMG LLP and Ernst & Young LLP in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement.

                    SECTION 21.   Knowledge.  Whenever a representation or warranty or other statement in this Agreement is made with respect to a Person’s “knowledge,” such statement refers to such Person’s employees or agents who were or are responsible for or involved with the indicated matter and have actual knowledge of the matter in question.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

                    IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

SELLER

NOMURA CREDIT & CAPITAL, INC.

By:	/s/ N. Dante LaRocca

Name:
Title:

Address for Notices:

Nomura Credit & Capital, Inc.
Two World Financial Center, Building B
New York, New York 10281
Telephone No.: (212) 667-1850

PURCHASER

WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ Charles L. Culbreth

Name:	Charles L. Culbreth
Title:	Managing Director

Address for Notices:

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 383-1942
Telephone No.: (704) 374-6161

SCHEDULE I

GENERAL MORTGAGE REPRESENTATIONS AND WARRANTIES

1.	The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date.

2.

As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

3.

Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.  Upon consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest.

4.	The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the Mortgagee.

5.

Each related Mortgage Note, Mortgage, Assignment of Leases (if any) and other agreement executed in connection with such Mortgage Loan is a legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  The related Mortgage Note and Mortgage contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person.

6.

As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

7.

Each related assignment of Mortgage and assignment of Assignment of Leases from the Seller to the Trustee (or, in the case of a 2005-C20 Serviced Mortgage Loan, to the 2005-C20 Trustee) constitutes the legal, valid and binding first priority assignment from the Seller, except as such enforcement may be limited by bankruptcy, insolvency, redemption, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  Each Mortgage and Assignment of Leases is freely assignable.

8.

Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in Representation (5) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in Representation (12) below or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is a Crossed Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property.  Except with respect to Crossed Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Mortgage Loan.

9.

UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary, at the time of the origination of the Mortgage Loan, to perfect a valid security interest in all items of personal property located on the Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Mortgage Loan) material to the value of the Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

10.

All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.  For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

11.

To the Seller’s actual knowledge as of the Cut-Off Date, and to the Seller’s actual knowledge based solely upon due diligence customarily performed with the origination of comparable Mortgage Loans by the Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and to the Seller’s actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

12.

The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan after all advances of principal (as set forth on the Mortgage Loan Schedule) is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller, its successors and assigns, subject only to the Title Exceptions; the Seller or its successors or assigns is the named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Trustee (or, in the case of a 2005-C20 Serviced Mortgage Loan, the 2005-C20 Trustee) as mortgagee of record;

is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and the Seller has not done anything, by act or omission, and the Seller has no actual knowledge of any matter, which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to a public road (except as provided below) or (b) against any loss due to encroachments of any material portion of the improvements thereon.

13.

Except as provided below, as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property (or in the case of a Mortgaged Property without any elevator, 6 months), all of which was in full force and effect with respect to each related Mortgaged Property; and, except as provided below, as of the Cut-Off Date, to the actual knowledge of the Seller, all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable through the Closing Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders.

The insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law.  Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

14.

Except as provided below, (a) other than payments due but not yet 30 days or more delinquent, to the Seller’s actual knowledge, based upon due diligence customarily performed with the servicing of comparable mortgage loans by prudent institutional lenders, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the Seller’s actual knowledge no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any paragraphs of this Schedule I or in any paragraph of Schedule II, and (b) the Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, except for a written waiver contained in the related Mortgage File being delivered to the Purchaser, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage File no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

15.

As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

16.

Except with respect to ARD Loans, which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan is a fixed rate.

17.

Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

18.

Each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (a) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (b) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (i) as of the Testing Date, or (ii) as of the Closing Date. For purposes of the previous sentence, (A) the fair market value of the referenced interest in real property shall first be reduced by (1) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (2) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (B) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (1) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (2) such “significant modification” did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.  The Mortgage Loan documents with respect to each Defeasance Loan do not allow such Defeasance Loan to be defeased prior to two years after the Startup Day.

19.

One or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the Seller and the Seller’s affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).  If any such environmental report identified any Recognized Environmental Condition (REC), as that term is defined in the Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process Designation:  E 1527-00, as recommended by the American Society for Testing and Materials (ASTM), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either (i) an escrow greater than 100% of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the borrower has covenanted in the Mortgage Loan documents to perform such work), (ii) the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation, (iii) the borrower has provided an environmental insurance policy, (iv) an operations and maintenance plan has been or will be implemented or (v) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy.

20.

Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof (which, in the case of a 2005-C20 Serviced Mortgage Loan, are the Trustee and the 2005-C20 Trustee) adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar law affecting the right of creditors and the application of principles of equity.

21.

At the time of origination and, to the actual knowledge of Seller as of the Cut-Off Date, no Mortgagor is a debtor in, and no Mortgaged Property is the subject of, any state or federal bankruptcy or insolvency proceeding.

22.

Each Mortgage Loan is a whole loan (except with respect to the Co-Lender Loans) and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or, other than the ARD Loans,  provide for negative amortization.  The Seller holds no preferred equity interest.

23.

Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related Borrower and transfers of less than a controlling interest in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Crossed Loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of Representation (26) below), or (b) the related Mortgaged Property is encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt.

24.

Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage.

25.	Except as provided below, each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

26.

Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Mortgage Loans (a) which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Mortgage Loans (or portions thereof) in accordance with their terms, (b) where a release of the portion of the Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Mortgage Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Mortgaged Property or the portion thereof that is being released, or (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Mortgaged Property that will not have a material adverse affect on the underwritten value of the security for the Mortgage Loan or that were not allocated to any value in the underwriting during the origination of the Mortgage Loan, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

27.

Except as provided below, to the Seller’s actual knowledge, based upon a letter from governmental authorities, a legal opinion, an endorsement to the related title policy, or based upon other due diligence considered reasonable by prudent commercial conduit mortgage lenders in the area where the applicable Mortgaged Property is located, as of the date of origination of such Mortgage Loan and as of the Cut-Off Date, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (a) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (b) would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.

28.

To the Seller’s actual knowledge based on surveys and/or the title policy referred to herein obtained in connection with the origination of each Mortgage Loan, none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

29.

With respect to at least 95% of such Seller’s Mortgage Loans (by balance) having a Cut-Off Date Balance in excess of 1% of the Initial Pool Balance, the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property or Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Mortgaged Property, and to hold itself out as being a legal entity, separate and apart from any other Person.

30.

No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by the Seller to the Mortgagor and, to the Seller’s actual knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

31.

As of the date of origination and, to the Seller’s actual knowledge, as of the Cut-Off Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Mortgage Loan or the security intended to be provided by the Mortgage Loan documents or the current use of the Mortgaged Property.

32.

As of the date of origination, and, to the Seller’s actual knowledge, as of the Cut-Off Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

33.

The Mortgage Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for on such Mortgage Loan (other than an ARD Loan after the Anticipated Repayment Date) complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

34.

Except with respect to the Companion Loan of any Co-Lender Loan, the related Mortgage Note is not secured by any collateral that secures a Mortgage Loan that is not in the Trust Fund and each Crossed Loan that is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

35.

The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect.

36.

All escrow deposits and payments required pursuant to the Mortgage Loan as of the Closing Date required to be deposited with the Seller in accordance with the Mortgage Loan documents have been so deposited, are in the possession, or under the control, of the Seller or its agent (or, in the case of a 2005-C20 Serviced Mortgage Loan, in the possession of the 2005-C20 Master Servicer) and there are no deficiencies in connection therewith.

37.

To the Seller’s actual knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial and multifamily mortgage lending institutions with respect to the related geographic area and properties comparable to the related Mortgaged Property, as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, and, as of the Cut-Off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations.

38.

The origination (or acquisition, as the case may be), servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

39.

Except for Mortgagors under Mortgage Loans the Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

40.

Except as provided below, the Mortgage Loan documents for each Mortgage Loan provide that each Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor accepts responsibility for fraud and/or other intentional material misrepresentation.  Furthermore, except as provided below, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Mortgage Loan documents.

41.

Subject to the exceptions set forth in Representation (5), the Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

42.	With respect to such Mortgage Loan, any prepayment premium constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

43.

If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan permits defeasance (a) no earlier than two years after the Closing Date, and (b)  only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note.  In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder (which, in the case of a 2005-C20 Serviced Mortgage Loan, are the Trustee and the 2005-C20 Trustee) can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral.  The related Mortgage Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (i) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (ii) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (iii) assurances from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.  Notwithstanding the foregoing, some of the Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC Opinion of Counsel.

44.

To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

45.	Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan.

46.

Except with respect to the Companion Loan of any Co-Lender Loan, none of the Mortgaged Properties is encumbered, and none of the Mortgage Loan documents permits the related Mortgaged Property to be encumbered subsequent to the Closing Date without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the after the Cut-Off Date of the related Mortgage Loan).

47.

An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

SCHEDULE II

GROUND LEASE REPRESENTATIONS AND WARRANTIES

                    With respect to each Mortgage Loan secured in whole or in material part by a leasehold interest (except with respect to any Mortgage Loan also secured by a fee interest in the related Mortgaged Property), the Seller represents and warrants the following with respect to the related Ground Lease:

1.

Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Closing Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date.

2.

Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date).

3.

Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and any such action without such consent is not binding on the mortgagee, its successors or assigns, except termination or cancellation if (a) an event of default occurs under the Ground Lease, (b) notice thereof is provided to the mortgagee and (c) such default is curable by the mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

4.

To the actual knowledge of the Seller, at the Closing Date, such Ground Lease is in full force and effect and other than payments due but not yet 30 days or more delinquent, (a) there is no material default, and (b) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

5.

The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee.  The Ground Lease or ancillary agreement further provides that no notice given is effective against the mortgagee unless a copy has been given to the mortgagee in a manner described in the Ground Lease or ancillary agreement.

6.

The Ground Lease (a) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (b) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.

7.

A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

II-1

8.

Such Ground Lease has an original term (together with  any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the Stated Maturity Date.

9.

Under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan, together with any accrued interest  (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

10.	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

11.	The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

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SCHEDULE III

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Exceptions to Representation [____]:

Loans:	Description of Exception:

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SCHEDULE III

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Exceptions to Representation 4:

Loans:		Description of Exception:

46	Creekside at Northlake	At closing, a portion of the related Mortgage Loan proceeds were escrowed at closing to be disbursed upon satisfying certain criteria outlined in the Mortgage Loan documents.
65	Emerald Suites
116	Silver Eagle MHP
162	Tempe Town Plaza
170	Quebec House Apartments

Exceptions to Representation 8:

Loans:		Description of Exception:

67	Sonoma Valley Inn

The related Mortgaged Property also secures a $660,000 note that is subject to a subordination and/or standstill agreement. The first Mortgage is cross-defaulted with the subordinate financing in order to ensure priority if the second Mortgage defaults.

95	Holiday Inn Express & Suites – Tampa, FL

The related Mortgaged Property also secures a $425,000 note that is subject to a subordination and/or standstill agreement. The first Mortgage is cross-defaulted with the subordinate financing in order to ensure priority if the second Mortgage defaults.

Exceptions to Representation 13:

Loans:		Description of Exception:

6	San Felipe Plaza	Terrorism insurance coverage is capped at 200% of the “all-risk” premium.
9	2500 City West

12	Crossing at Corona – Phase III

Terrorism coverage is required with respect to the sorts of terrorism currently subject to coverage under TRIA (or normal securitization standards if TRIA is no longer applicable), not to exceed triple the amount of the current premium for terrorism coverage.

The related Borrower is only required to give the Mortgagee notice as to any casualty to the extent such could reasonably be expected to have a material adverse effect or cost more than $500,000 to repair, and the Mortgagee shall not have any rights to participate in the adjustment of any loss relative to a casualty to the extent such is less than $800,000 in amount. With respect to any casualties in excess of $800,000, the Mortgagee shall seek the related Borrower’s advice and consultation for a minimum of 60 days before taking unilateral action.

19	Phillips Lighting	The related Tenant may self insure.
56	Hawthorne – Circuit City
132	Jewel (Dixon)
155	INS Building – South Portland, ME
189	Walgreens – Pulaski

46	Creekside at Northlake	Mortgagee does note have the right to participate in casualty and condemnation proceeds which are not in excess of the lessor of 10% of the unpaid principal balance or $1,400,000.

69	Hilton Mobile Estates	An unimproved portion of the Mortgaged Property is located in a flood plain. Insurance was not obtained.

83	Roundy’s Monroe	A small portion of the parking lot is located in a flood plain. Insurance was not obtained.

132	Jewel (Dixon)	Terrorism insurance is not required.

Exceptions to Representation 20:

Loans:		Description of Exception:

6	San Felipe Plaza	So long as Borrower has not transferred or assigned the related Mortgage Loan, indemnitors’ liability is limited to $8,500,000.
9	2500 City West

60	San Pedro Towne Center	Liability for each tenant-in-common is limited to their contribution.
129	Smokey Point Plaza
132	Jewel (Dixon)
135	Harrington Place
170	Quebec House Apartments
172	High Park Apartments

90	Heritage Gardens Apts	Only the mortgagor is liable for the carveouts and environmental covenants.

Exceptions to Representation 21:

Loans:		Description of Exception:

6	San Felipe Plaza	The B-note is currently held by the Seller.
9	2500 City West

Exceptions to Representation 23:

Loans:		Description of Exception:

6	San Felipe Plaza

Subordinate secured financing is permitted up to $16,200,000 for future capital expenditures and approved leasing expenses subject to i) the terms of an intercreditor and standstill agreement ii) a 1.30x DSCR for capital expenditures and iii) a 1.10x DSCR for approved leasing expenses. Upon repayment of the subordinate financing, mezzanine debt is permitted up to $23,450,000 subject to receipt of an intercreditor and standstill agreement.

9	2500 City West

Subordinate secured financing is permitted up to $15,500,000 for future capital expenditures and approved leasing expenses subject to i) the terms of an intercreditor and standstill agreement ii) a 1.30x DSCR for capital expenditures and iii) a 1.10x DSCR for approved leasing expenses. Upon repayment of the subordinate financing, mezzanine debt is permitted up to $11,600,000 subject to receipt of an intercreditor and standstill agreement.

12	Crossing at Corona – Phase III	Subordinate mezzanine financing is permitted subject to a 1.20x1.00 DSCR, 80% LTV and receipt of an intercreditor and standstill agreement.

19	Phillips Lighting

Permitted transfers include transfers which do not cause the transferee to acquire control of the Borrower (or the sole beneficial owner or sole member in the event of a “may day” conversion from the investment trust to an LLC) or an interest in Borrower greater than 49%. Additionally, following the conversion of the Borrower to an investment trust, transfers of direct interests in the Borrower are permitted with out Mortgagee or Rating Agency approval subject to various conditions in the Mortgage Loan documents including all transferees being Approved Investors as out lined in the Mortgage Loan documents, but generally in accordance with the definition of accredited investor under Rule 501 D of the 1933 Securities Act. In connection with a “may day” conversion. Transfer provisions were also generally modified to accommodate the Delaware statutory trust structure such that the Borrower can effectively control and manage the property in the event of a conversion to an LLC.

57	Madalyn Landing

The Borrower is subject to an unsecured developer fee in the amount of $3,075,868 in connection with tax credits issued with respect to the subject property. This fee is fully subordinated, subject to an intercreditor and standstill agreement and John D. Rood is subject to full recourse for any related losses.

60	San Pedro Towne Center	Transfers of interest in Mortgagor are permitted to any entity that is party to or will be party to the related TIC Agreement.
129	Smokey Point Plaza
132	Jewel (Dixon)
135	Harrington Place
170	Quebec House Apartments
172	High Park Apartments

67	Sonoma Valley Inn

The Borrower is subject to unsecured intercompany debt in the amount of $2,275,690 from Sonoma Valley Inn Operating Company LLC to Sonoma Valley Inn, LP (maximum permitted of $2,500,000) and $739,432 from Sonoma Valley Inn, LP to Sonoma Valley Inn Operating Company LLC (maximum permitted of $1,000,000). The debt is subject to a subordination and standstill agreement.

71	Maywood Village

Permitted transfers include transfers by Watt Family Properties, Inc. of its interest in Borrower or the general partner of Borrower to an entity which is controlled by the shareholders of Watt Family Properties, Inc. or the spouse(s) or an lineal descendant(s).

90	Heritage Gardens Apts

The Borrower may transfer up to 80% of the non-managing membership interest so long as 1) Borrower is Bellevue Apartments Investors 5, LLC, and 2) Continental American Properties, Ltd. Retains no less than 20% of the ownership interests and effective responsibility for the management or control of Borrower.

106	Parkside Apartments	Subordinate mezzanine financing is permitted subject to a 1.20x1.00 DSCR, 80% LTV and receipt of an intercreditor and standstill agreement.

122	Sierra Park Apartments	Subordinate mezzanine financing is permitted subject to a 1.20x1.00 DSCR, 80% LTV and receipt of an intercreditor and standstill agreement.

129	Smokey Point Plaza

Transfers of limited partnership and/or non-managing interests in Borrower or in any general partner or managing member of Borrower are permitted without consent. Additionally, i) EPC Exchange Corporation shall be permitted to transfer any or all of its membership interest in Smokey Point NW 2 to Ray Cafarelli or another entity wholly owned by Ray Cafarelli without Mortgagee’s consent ii) Mike Becker and or Brad Shain are permitted to acquire any or all of the membership interest in Smokey Point NW 2 without Mortgagee’s consent and iii) Ray Cafarelli is permitted to acquire any or all of the membership interst in Smokey Point NW without Mortgagee’s consent.

Exceptions to Representation 26:

Loans:		Description of Exception:

27	Fath – Fairfield Pointe

The related Mortgaged Property may be uncrossed with payment of 110 to 120% of the related Mortgage Loan amount. Mortgage Loans may be uncrossed at either Mortgagee’s or Borrower’s election.  Borrower’s election subject to Mortgagee’s reasonable consent via DSCR and NOI tests.

52	Fath – Boulders
88	Fath – Princeton Court
113	Fath – Canyon Creek
138	Fath – Gateway
160	Fath – Viewpoint
176	Fath – Woodbridge

12	Crossing at Corona – Phase III

After the earlier of two years after the start-up of the REMIC or 6/24/09, certain parcels of the Mortgaged Property are susceptible to partial release subject to 125% defeasance. The remaining collateral must satisfy a 1.20x DSCR and an 80% LTV.

105	Ocean Breeze

The related Mortgaged Property may be uncrossed with payment of 100 to 110% of the related Mortgage Loan amount. Mortgage Loans may be uncrossed at either Mortgagee’s or Borrower’s election.  Borrower’s election subject to Mortgagee’s reasonable consent via DSCR and NOI tests.

115	Manor Pointe
118	Sun Terrace
121	View Pointe
136	Summer View
137	White Sands
159	Evergreen
167	Suncrest
173	Villa De La Rosa
179	The Meadows Apartments
181	Northridge Palm Apartments
184	Sunrise Apartments
187	Parkglen Apartments
188	Cedar Pointe
191	Courtyard Apartments
199	Casa Brae
202	Royal Palms
205	Highland Meadows (Fayette)
206	Sunridge Apartments
208	Highland Meadows (Meridian)
210	China Gate
211	Highland Spring (Vallejo)
212	South View Apartments
215	South View (Broadway)
217	South View (Main)
218	York Pointe
220	Forest View Apartments
222	Highland Springs (Lincoln Park)
225	Rio Grande
226	Santa Fe Apartments
227	Village Square
228	South View (Avalon)
230	Woodglen Apartments

116	Silver Eagle MHP

Mortgagee shall consent to a release of a vacant parcel of land upon satisfaction of conditions required by the related Mortgage Loan documents including separation of the tax parcel and compliance with all zoning and land use laws.

Exceptions to Representation 27:

Loans:		Description of Exception:

71	Maywood Village	Two certificates of occupancy were not available. Watt Commercial Enterprises, Inc. is recourse for any related losses.

98	Newhope	A certificate of occupancy was not available for Unit C and there are open building permits. The guarantors are recourse for any related losses.

122	Sierra Park Apartments	There are currently code violations regarding the swimming pools and water heater. The guarantors are recourse for any related losses.

136	Summer View	Some units do not have certificates of occupancy. These units were excluded from the underwriting.

170	Quebec House Apartments	Per the zoning report, certificates of occupancy are not issued for apartments.

187	Parkglen Apartments

The city has the right to require the property be converted to commercial use in 2014-2015. Borrower is currently pursuing a zoning variance. The Mortgage Loan is fully recourse for any related losses and the title company provided coverage.

196	Town Center	Certificates of occupancy were not available for the individual units. A certificate of occupancy was provided for the overall building.

Exceptions to Representation 28:

Loans:		Description of Exception:

12	Crossing at Corona – Phase III	A tax lot split was granted to the Borrower but the administrative matter of the new tax parcel identifying number being assigned has not yet occurred.

Exceptions to Representation 31:

Loans:		Description of Exception:

27	Fath – Fairfield Pointe	The sponsor of the related Borrowers is being sued for the actual economic damages of the Mortgagee in connection with incomplete renovations and termination of leases at a property.
52	Fath – Boulders
88	Fath – Princeton Court
113	Fath – Canyon Creek
138	Fath – Gateway
160	Fath – Viewpoint
176	Fath – Woodbridge

Exceptions to Representation 34:

Loans:		Description of Exception:

67	Sonoma Valley Inn

The related Mortgaged Property also secures a $660,000 note that is subject to a subordination and/or standstill agreement. The first Mortgage is cross-defaulted with the subordinate financing in order to ensure priority if the second Mortgage defaults.

95	Holiday Inn Express & Suites – Tampa, FL

The related Mortgaged Property also secures a $425,000 note that is subject to a subordination and/or standstill agreement. The first Mortgage is cross-defaulted with the subordinate financing in order to ensure priority if the second Mortgage defaults.

Exceptions to Representation 35:

Loans:		Description of Exception:

69	Hilton Mobile Estates	An unimproved portion of the Mortgaged Property is located in a flood plain. Insurance was not obtained.

83	Roundy’s Monroe	A small portion of the parking lot is located in a flood plain. Insurance was not obtained.

Exceptions to Representation 37:

Loans:		Description of Exception:

71	Maywood Village	Two certificates of occupancy were not available. Watt Commercial Enterprises, Inc. is recourse for any related losses.

98	Newhope	A certificate of occupancy was not available for Unit C and there are open building permits. The guarantors are recourse for any related losses.

122	Sierra Park Apartments	There are currently code violations regarding the swimming pools and water heater. The guarantors are recourse for any related losses.

136	Summer View	Some units do not have certificates of occupancy. These units were excluded from the underwriting.

170	Quebec House Apartments	Per the zoning report, certificates of occupancy are not issued for apartments.

187	Parkglen Apartments

The city has the right to require the property be converted to commercial use in 2014-2015. Borrower is currently pursuing a zoning variance. The loan is fully recourse for any related losses and the title company provided coverage.

196	Town Center	Certificates of occupancy were not available for the individual units. A certificate of occupancy was provided for the overall building.

Exceptions to Representation 45:

Loans:		Description of Exception:

6	San Felipe Plaza	The B-note, which has future funding obligations, is currently held by the Seller.
9	2500 City West

Exceptions to Representation 46:

Loans:		Description of Exception:

95	Holiday Inn Express & Suites – Tampa, FL

The Mortgaged Property also secures a $425,000 note that is subject to a subordination and/or standstill agreement. The first Mortgage is cross-defaulted with the subordinate financing in order to ensure priority if the second Mortgage defaults.

67	Sonoma Valley Inn

The Mortgaged Property also secures a $660,000 note that is subject to a subordination and/or standstill agreement. The first Mortgage is cross-defaulted with the subordinate financing in order to ensure priority if the second Mortgage defaults.

9	2500 City West

Subordinate secured financing is permitted up to $15,500,000 for future capital expenditures and approved leasing expenses subject to i) the terms of an intercreditor and standstill agreement ii) a 1.30x DSCR for capital expenditures and iii) a 1.10x DSCR for approved leasing expenses. Upon repayment of the subordinate financing, mezzanine debt is permitted up to $11,600,000 subject to receipt of an intercreditor and standstill agreement.

6	San Felipe Plaza

Subordinate secured financing is permitted up to $16,200,000 for future capital expenditures and approved leasing expenses subject to i) the terms of an intercreditor and standstill agreement ii) a 1.30x DSCR for capital expenditures and iii) a 1.10x DSCR for approved leasing expenses. Upon repayment of the subordinate financing, mezzanine debt is permitted up to $23,450,000 subject to receipt of an intercreditor and standstill agreement.

69	Hilton Mobile Estates	Subordinate secured financing is permitted three years after closing subject to a 1.20x1.00 DSCR, 80% LTV and receipt of an intercreditor and standstill agreement.

106	Parkside Apartments	Subordinate mezzanine financing is permitted subject to a 1.20x1.00 DSCR, 80% LTV and receipt of an intercreditor and standstill agreement.

122	Sierra Park Apartments	Subordinate mezzanine financing is permitted subject to a 1.20x1.00 DSCR, 80% LTV and receipt of an intercreditor and standstill agreement.

12	Crossing at Corona – Phase III	Subordinate mezzanine financing is permitted subject to a 1.20x1.00 DSCR, 80% LTV and receipt of an intercreditor and standstill agreement.

57	Madalyn Landing

The Borrower is subject to an unsecured developer fee in the amount of $3,075,868 in connection with tax credits issued with respect to the subject Mortgaged Property. This fee is fully subordinated, subject to an intercreditor and standstill agreement and John D. Rood is subject to full recourse for any related losses.

67	Sonoma Valley Inn	The Borrower is subject to unsecured intercompany debt in the amount of $2,275,690 from Sonoma Valley Inn Operating Company LLC to Sonoma Valley Inn, LP

(maximum permitted of $2,500,000) and $739,432 from Sonoma Valley Inn, LP to Sonoma Valley Inn Operating Company LLC (maximum permitted of $1,000,000). The debt is subject to a subordination and standstill agreement.

Exceptions to All Ground Lease Representations:

67	Sonoma Valley Inn

There is a ground lease that functions as an operating lease. It generally does not meet any standard representations and warranties. Mortgagee obtained a fee and leasehold interest and the ground lessor signed the applicable Mortgage Loan documents.

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County

6	1	San Felipe Plaza	5847 San Felipe Road	Houston	TX	77057	Harris
9	1	2500 City West	2500 Citywest Boulevard	Houston	TX	77042	Harris
12	1	Crossings at Corona - Phase III	NEC Interstate Highway 15 and Cajalco Road	Corona	CA	92881	Riverside
19	1	Phillips Lighting	200 Franklin Square Drive	Franklin Township	NJ	08873	Somerset
27	2	Fath - Fairfield Pointe	2400 Albemarle Drive	Fairfield	OH	45014	Butler
32	1	One City Center	14-32 Temple Street & 214-232 Federal Street - One City Center	Portland	ME	04101	Cumberland
38	1	Rivercrest Apartments	280 River Road	Piscataway	NJ	08854	Middlesex
46	2	Creekside at Northlake (2)	8299 Small Block Road	Northlake	TX	76262	Denton
52	2	Fath - Boulders	6337 Duck Creek Drive	Garland	TX	75043	Dallas
54	1	Country Inn & Suites (Bloomington)	5120 American Blvd West	Bloomington	MN	55437	Hennepin
56	1	Hawthorne- Circuit City	14600 South Ocean Gate Avenue	Hawthorne	CA	90250	Los Angeles
57	2	Madalyn Landing	500 Malabar Road Southwest	Palm Bay	FL	32907	Brevard
60	1	San Pedro Towne Center (3)	7122 San Pedro Avenue	San Antonio	TX	78216	Bexar
65	1	Emerald Suites	2200 West Bonanza Road	Las Vegas	NV	89106	Clark
67	1	Sonoma Valley Inn	550 Second Street West	Sonoma	CA	95476	Sonoma
69	2	Hilton Mobile Estates	901 Joy Road	Columbus	GA	31906	Muscogee
70	1	1780 Fourth Street	1780 4th Street	Berkeley	CA	94710	Alameda
71	1	Maywood Village	4401-4487 East Slauson Avenue	Maywood	CA	90270	Los Angeles
83	1	Roundy’s Monroe	246 8th Street	Monroe	WI	53566	Green
88	2	Fath - Princeton Court	6121 Melody Lane	Dallas	TX	75231	Dallas
90	2	Heritage Gardens Apts	2501 148th Avenue SE	Bellevue	WA	98007	King
95	1	Holiday Inn Express & Suites_Tampa, FL	9402 Corporate Lake Drive	Tampa	FL	33634	Hillsborough
98	1	Newhope	17075 Newhope Street	Fountain Valley	CA	92708	Orange
101	1	Angler’s Green MHP	3500 State Road 37 North	Mulberry	FL	33860	Polk
103	2	Lake Perris Village MHC	350 East San Jacinto Avenue	Perris	CA	92571	Riverside
105	2	Ocean Breeze	1021 and 1132 North Wilmington Boulevard	Wilmington	CA	90744	Los Angeles
106	1	Parkside Apartments	1801 South Cutler Drive	Tempe	AZ	85281	Maricopa
113	2	Fath - Canyon Creek	10951 Stone Canyon Road	Dallas	TX	75230	Dallas
115	2	Manor Pointe	12129 Manor Drive	Hawthorne	CA	90250	Los Angeles
116	2	Silver Eagle MHP	411 West Silver Eagle Road	Sacramento	CA	95834	Sacramento
118	2	Sun Terrace	8437 Cedros Avenue	Panorama City	CA	91402	Los Angeles
121	2	View Pointe	2959 Leeward Avenue	Los Angeles	CA	90005	Los Angeles
122	1	Sierra Park Apartments	1314 West 8th Street	Tempe	AZ	85281	Maricopa
129	1	Smokey Point Plaza	3323 & 3411 169th Place Northeast	Arlington	WA	98223	Snohomish
131	2	Hunter’s Court	8550 Spring Valley Road	Dallas	TX	75240	Dallas
132	1	Jewel (Dixon)	1380 North Galena Avenue	Dixon	IL	61021	Lee
135	1	Harrington Place	1700 Alma Drive	Plano	TX	75075	Collin
136	2	Summer View	9510 Van Nuys Boulevard	Arleta	CA	91402	Los Angeles
137	2	White Sands	13199 Ocotillo Road	Desert Hot Springs	CA	92240	Riverside
138	2	Fath - Gateway	782 Gatewood Drive	Garland	TX	75043	Dallas
155	1	INS Building - South Portland, ME	176 Gannett Drive	South Portland	ME	04106	Cumberland
156	2	Port of Call MHP	4159 Dove Road	Port Huron	MI	48060	St. Clair
159	2	Evergreen	10800 South Main Street	Los Angeles	CA	90061	Los Angeles
160	2	Fath - Viewpoint	10602 Stone Canyon Road	Dallas	TX	75230	Dallas
162	1	Tempe Towne Plaza	827-833 South Rural Road & 933 East University Drive	Tempe	AZ	85281	Maricopa
167	2	Suncrest	8553 Sepulveda Boulevard	North Hills	CA	91343	Los Angeles
170	2	Quebec House Apartments (4)	4050 Valley View Lane	Farmers Branch	TX	75244	Dallas
172	2	High Park Apartments	100 High Park Drive	New Albany	IN	47150	Floyd
173	2	Villa De La Rosa	7862 Lankershim Avenue	Highland	CA	92346	San Bernardino
176	2	Fath - Woodbridge	10702 Stone Canyon Road	Dallas	TX	75230	Dallas
179	2	The Meadows Apartments	14026 Paramount Boulevard	Paramount	CA	90273	Los Angeles
181	2	Northridge Palm Apartments	8651 and 8661 Wilbur Street	Northridge	CA	91325	Los Angeles
183	1	Spring Meadows at Valley Forge	1210 Charlestown Road	Phoenixville	PA	19460	Chester
184	2	Sunrise Apartments	38257 12th Street East	Palmdale	CA	93550	Los Angeles
187	2	Parkglen Apartments	38308 Division Street	Palmdale	CA	93550	Los Angeles
188	2	Cedar Pointe	12638 Cedar Avenue	Hawthorne	CA	90250	Los Angeles
189	1	Walgreens-Pulaski	620 West College Street	Pulaski	TN	38478	Giles
191	2	Courtyard Apartments	38665 11th Street East	Palmdale	CA	93550	Los Angeles
196	1	Town Center	3708 Town Center Boulevard	Orlando	FL	32837	Orange
199	2	Casa Brae	815 South Bonnie Brae Street	Los Angeles	CA	90057	Los Angeles
202	2	Royal Palms	38700 10th Street East	Palmdale	CA	93550	Los Angeles
205	2	Highland Meadows (Fayette)	5708 and 5712 Fayette Street	Los Angeles	CA	90042	Los Angeles
206	2	Sunridge Apartments	38665 12th Street East	Palmdale	CA	93550	Los Angeles
208	2	Highland Meadows (Meridian)	5618 Meridian Street	Los Angeles	CA	90042	Los Angeles
210	2	China Gate	236 and 254 Avenue 24	Los Angeles	CA	90031	Los Angeles
211	2	Highland Spring (Vallejo)	2141 Vallejo Street and 2511 Verde Street	Los Angeles	CA	90031 and 90033	Los Angeles
212	2	South View Apartments	839 South Carondelet Street	Los Angeles	CA	90057	Los Angeles
215	2	South View (Broadway)	7520 South Broadway Boulevard	Los Angeles	CA	90003	Los Angeles
217	2	South View (Main)	11924 South Main Street	Los Angeles	CA	90061	Los Angeles
218	2	York Pointe	11651 & 11652 York Avenue	Hawthorne	CA	90250	Los Angeles
220	2	Forest View Apartments	3344 Chapman Street	Los Angeles	CA	90065	Los Angeles
222	2	Highland Springs (Lincoln Park)	2339 Lincoln Park Avenue	Los Angeles	CA	90031	Los Angeles
225	2	Rio Grande	38572 10th Place East	Palmdale	CA	93550	Los Angeles
226	2	Santa Fe Apartments	38604 10th Street East	Palmdale	CA	93550	Los Angeles
227	2	Village Square	25847 East 9th Street	San Bernardino	CA	92410	San Bernardino
228	2	South View (Avalon)	4200 and 4206 South Avalon Boulevard	Los Angeles	CA	90011	Los Angeles
229	2	Highland Meadows 43, 44	144 East Avenue 44 and 147 East Avenue 43	Los Angeles	CA	90031	Los Angeles
230	2	Woodglen Apartments	316 East Avenue Q-7	Palmdale	CA	93550	Los Angeles

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units

6	1	San Felipe Plaza	101,500,000.00	IO		5.2800%	959466
9	1	2500 City West	70,000,000.00	IO		5.2800%	574,216
12	1	Crossings at Corona - Phase III	62,000,000.00	333,587.65		5.0200%	224,509
19	1	Phillips Lighting	41,000,000.00	IO		4.9000%	199,900
27	2	Fath - Fairfield Pointe	30,080,000.00	165,172.55		5.2000%	661
32	1	One City Center	24,000,000.00	132,083.29		5.2200%	210,037
38	1	Rivercrest Apartments	17,150,000.00	IO		5.2100%	228
46	2	Creekside at Northlake (2)	13,969,155.70	76,357.44		5.1400%	228
52	2	Fath - Boulders	12,359,000.00	67,864.61		5.2000%	348
54	1	Country Inn & Suites (Bloomington)	12,000,000.00	71,203.52		5.1500%	153
56	1	Hawthorne- Circuit City	11,200,000.00	62,542.33		5.3500%	33,862
57	2	Madalyn Landing	11,100,000.00	62,676.81		5.4500%	337
60	1	San Pedro Towne Center (3)	10,200,000.00	58,620.39		5.6100%	101,878
65	1	Emerald Suites	9,550,000.00	53,031.59		5.3000%	192
67	1	Sonoma Valley Inn	9,240,000.00	58,633.02		5.8400%	80
69	2	Hilton Mobile Estates	9,189,873.11	52,063.55		5.4700%	416
70	1	1780 Fourth Street	9,000,000.00	IO		4.9800%	28,213
71	1	Maywood Village	9,000,000.00	55,644.74		5.5700%	48,324
83	1	Roundy’s Monroe	7,791,462.46	44,287.54		5.5000%	71,636
88	2	Fath - Princeton Court	6,981,000.00	38,333.43		5.2000%	260
90	2	Heritage Gardens Apts	6,530,000.00	37,240.67		5.5400%	108
95	1	Holiday Inn Express & Suites_Tampa, FL	6,365,927.48	41,425.65		6.0900%	85
98	1	Newhope	5,500,000.00	30,201.10		5.2000%	56,420
101	1	Angler’s Green MHP	5,100,000.00	28,130.81		5.2400%	386
103	2	Lake Perris Village MHC	4,990,144.63	28,893.40		5.6600%	214
105	2	Ocean Breeze	4,909,431.52	27199		5.2600%	70
106	1	Parkside Apartments	4,900,000.00	27,027.64		5.2400%	100
113	2	Fath - Canyon Creek	4,640,000.00	25,478.74		5.2000%	244
115	2	Manor Pointe	4,550,204.82	25,208.74		5.2600%	58
116	2	Silver Eagle MHP	4,500,000.00	25,720.16		5.5600%	158
118	2	Sun Terrace	4,415,494.81	24,462.43		5.2600%	60
121	2	View Pointe	4,310,720.36	23882		5.2600%	46
122	1	Sierra Park Apartments	4,300,000.00	23,718.13		5.2400%	109
129	1	Smokey Point Plaza	4,185,000.00	23,761.97		5.5000%	24,080
131	2	Hunter’s Court	4,100,000.00	22160		5.0600%	184
132	1	Jewel (Dixon)	4,100,000.00	24812		5.3500%	47,117
135	1	Harrington Place	3,943,446.10	21,727.70		5.2200%	86,718
136	2	Summer View	3,866,676.25	21,421.90		5.2600%	123
137	2	White Sands	3,813,790.10	21,128.90		5.2600%	88
138	2	Fath - Gateway	3,717,000.00	20,410.45		5.2000%	142
155	1	INS Building - South Portland, ME	3,110,830.82	19,271.49		5.5600%	21,066
156	2	Port of Call MHP	3,100,000.00	17,582.01		5.4900%	146
159	2	Evergreen	3,063,405.44	16,971.67		5.2600%	35
160	2	Fath - Viewpoint	3,048,000.00	16,736.91		5.2000%	180
162	1	Tempe Towne Plaza	2,996,520.20	16,454.80		5.1900%	26,256
167	2	Suncrest	2,873,813.57	15,921.31		5.2600%	40
170	2	Quebec House Apartments (4)	2,796,877.14	15,722.86		5.4000%	95
172	2	High Park Apartments	2,740,000.00	15,249.40		5.3200%	96
173	2	Villa De La Rosa	2,714,157.26	15,036.79		5.2600%	60
176	2	Fath - Woodbridge	2,691,000.00	14,776.57		5.2000%	109
179	2	The Meadows Apartments	2,570,466.58	14,240.73		5.2600%	26
181	2	Northridge Palm Apartments	2,511,593.32	13,914.56		5.2600%	36
183	1	Spring Meadows at Valley Forge	2,397,231.67	13,208.33		5.2200%	77
184	2	Sunrise Apartments	2,369,898.35	13,129.55		5.2600%	33
187	2	Parkglen Apartments	2,260,134.63	12,521.45		5.2600%	36
188	2	Cedar Pointe	2,155,360.18	11,940.98		5.2600%	31
189	1	Walgreens-Pulaski	2,150,000.00	11,939.05		5.3000%	13,650
191	2	Courtyard Apartments	2,085,510.54	11,554.01		5.2600%	36
196	1	Town Center	1,969,158.67	11,275.87		5.5500%	5,280
199	2	Casa Brae	1,761,208.67	9,757.33		5.2600%	28
202	2	Royal Palms	1,721,294.59	9,536.20		5.2600%	28
205	2	Highland Meadows (Fayette)	1,696,348.29	9,398.00		5.2600%	15
206	2	Sunridge Apartments	1,696,348.29	9,398.00		5.2600%	24
208	2	Highland Meadows (Meridian)	1,676,391.25	9,287.43		5.2600%	16
210	2	China Gate	1,611,530.87	8,928.10		5.2600%	18
211	2	Highland Spring (Vallejo)	1,565,629.69	8,673.80		5.2600%	15
212	2	South View Apartments	1,516,734.94	8,402.91		5.2600%	19
215	2	South View (Broadway)	1,496,777.90	8,292.35		5.2600%	18
217	2	South View (Main)	1,357,078.63	7,518.40		5.2600%	16
218	2	York Pointe	1,357,078.63	7,518.40		5.2600%	16
220	2	Forest View Apartments	1,317,164.55	7,297.27		5.2600%	13
222	2	Highland Springs (Lincoln Park)	1,242,325.66	6,882.65		5.2600%	12
225	2	Rio Grande	997,851.93	5,528.23		5.2600%	16
226	2	Santa Fe Apartments	997,851.93	5,528.23		5.2600%	16
227	2	Village Square	997,851.93	5,528.23		5.2600%	18
228	2	South View (Avalon)	972,905.64	5,390.03		5.2600%	12
229	2	Highland Meadows 43, 44	878,109.70	4,864.84		5.2600%	8
230	2	Woodglen Apartments	558,797.08	3,095.81		5.2600%	11

Mortgage Loan Number	Loan Group Number	Property Name	Unit of Measure	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)

6	1	San Felipe Plaza	Sq. Ft.	60	58	08/11/10	IO
9	1	2500 City West	Sq. Ft.	60	58	08/11/10	IO
12	1	Crossings at Corona - Phase III	Sq. Ft.	120	117	07/11/15	360
19	1	Phillips Lighting	Sq. Ft.	120	119	09/11/15	IO
27	2	Fath - Fairfield Pointe	Units	84	84	10/11/12	360
32	1	One City Center	Sq. Ft.	120	120	10/11/15	360
38	1	Rivercrest Apartments	Units	120	118	08/06/15	IO
46	2	Creekside at Northlake (2)	Units	120	118	08/11/15	360
52	2	Fath - Boulders	Units	84	84	10/11/12	360
54	1	Country Inn & Suites (Bloomington)	Rooms	120	120	10/11/15	300
56	1	Hawthorne- Circuit City	Sq. Ft.	120	120	10/11/15	360
57	2	Madalyn Landing	Units	120	118	08/11/15	360
60	1	San Pedro Towne Center (3)	Sq. Ft.	120	118	08/11/15	360
65	1	Emerald Suites	Units	60	59	09/11/10	360
67	1	Sonoma Valley Inn	Rooms	120	120	10/11/15	300
69	2	Hilton Mobile Estates	Pads	120	119	09/11/15	360
70	1	1780 Fourth Street	Sq. Ft.	120	117	07/11/15	IO
71	1	Maywood Village	Sq. Ft.	300	300	10/11/30	300
83	1	Roundy’s Monroe	Sq. Ft.	120	119	09/11/15	360
88	2	Fath - Princeton Court	Units	84	84	10/11/12	360
90	2	Heritage Gardens Apts	Units	84	83	09/06/12	360
95	1	Holiday Inn Express & Suites_Tampa, FL	Rooms	60	59	09/11/10	300
98	1	Newhope	Sq. Ft.	120	119	09/11/15	360
101	1	Angler’s Green MHP	Pads	120	120	10/11/15	360
103	2	Lake Perris Village MHC	Pads	120	118	08/11/15	360
105	2	Ocean Breeze	Units	120	118	08/11/15	360
106	1	Parkside Apartments	Units	120	119	09/11/15	360
113	2	Fath - Canyon Creek	Units	84	84	10/11/12	360
115	2	Manor Pointe	Units	120	118	08/11/15	360
116	2	Silver Eagle MHP	Pads	84	84	10/11/12	360
118	2	Sun Terrace	Units	120	118	08/11/15	360
121	2	View Pointe	Units	120	118	08/11/15	360
122	1	Sierra Park Apartments	Units	120	119	09/11/15	360
129	1	Smokey Point Plaza	Sq. Ft.	120	117	07/11/15	360
131	2	Hunter’s Court	Units	120	119	09/06/15	360
132	1	Jewel (Dixon)	Sq. Ft.	60	60	10/11/10	300
135	1	Harrington Place	Sq. Ft.	120	119	09/11/15	360
136	2	Summer View	Units	120	118	08/11/15	360
137	2	White Sands	Units	120	118	08/11/15	360
138	2	Fath - Gateway	Units	84	84	10/11/12	360
155	1	INS Building - South Portland, ME	Sq. Ft.	84	82	08/11/12	300
156	2	Port of Call MHP	Pads	120	120	10/11/15	360
159	2	Evergreen	Units	120	118	08/11/15	360
160	2	Fath - Viewpoint	Units	84	84	10/11/12	360
162	1	Tempe Towne Plaza	Sq. Ft.	120	119	09/11/15	360
167	2	Suncrest	Units	120	118	08/11/15	360
170	2	Quebec House Apartments (4)	Units	120	119	09/11/15	360
172	2	High Park Apartments	Units	120	118	08/11/15	360
173	2	Villa De La Rosa	Units	120	118	08/11/15	360
176	2	Fath - Woodbridge	Units	84	84	10/11/12	360
179	2	The Meadows Apartments	Units	120	118	08/11/15	360
181	2	Northridge Palm Apartments	Units	120	118	08/11/15	360
183	1	Spring Meadows at Valley Forge	Units	120	119	09/11/15	360
184	2	Sunrise Apartments	Units	120	118	08/11/15	360
187	2	Parkglen Apartments	Units	120	118	08/11/15	360
188	2	Cedar Pointe	Units	120	118	08/11/15	360
189	1	Walgreens-Pulaski	Sq. Ft.	120	120	10/11/15	360
191	2	Courtyard Apartments	Units	120	118	08/11/15	360
196	1	Town Center	Sq. Ft.	120	117	07/11/15	360
199	2	Casa Brae	Units	120	118	08/11/15	360
202	2	Royal Palms	Units	120	118	08/11/15	360
205	2	Highland Meadows (Fayette)	Units	120	118	08/11/15	360
206	2	Sunridge Apartments	Units	120	118	08/11/15	360
208	2	Highland Meadows (Meridian)	Units	120	118	08/11/15	360
210	2	China Gate	Units	120	118	08/11/15	360
211	2	Highland Spring (Vallejo)	Units	120	118	08/11/15	360
212	2	South View Apartments	Units	120	118	08/11/15	360
215	2	South View (Broadway)	Units	120	118	08/11/15	360
217	2	South View (Main)	Units	120	118	08/11/15	360
218	2	York Pointe	Units	120	118	08/11/15	360
220	2	Forest View Apartments	Units	120	118	08/11/15	360
222	2	Highland Springs (Lincoln Park)	Units	120	118	08/11/15	360
225	2	Rio Grande	Units	120	118	08/11/15	360
226	2	Santa Fe Apartments	Units	120	118	08/11/15	360
227	2	Village Square	Units	120	118	08/11/15	360
228	2	South View (Avalon)	Units	120	118	08/11/15	360
229	2	Highland Meadows 43, 44	Units	120	118	08/11/15	360
230	2	Woodglen Apartments	Units	120	118	08/11/15	360

Mortgage Loan Number	Loan Group Number	Property Name	Remaining Amort Term (Mos.)	Ground Lease	Master Servicing Fee Rate	ARD Loans	Anticipated Repayment Date

6	1	San Felipe Plaza	IO	Fee	0.02000%	N
9	1	2500 City West	IO	Fee	0.02000%	N
12	1	Crossings at Corona - Phase III	360	Fee	0.02000%	N
19	1	Phillips Lighting	IO	Fee	0.02000%	Y	09/11/15
27	2	Fath - Fairfield Pointe	360	Fee	0.06000%	N
32	1	One City Center	360	Fee	0.02000%	N
38	1	Rivercrest Apartments	IO	Fee	0.04000%	N
46	2	Creekside at Northlake (2)	358	Fee	0.02000%	N
52	2	Fath - Boulders	360	Fee	0.06000%	N
54	1	Country Inn & Suites (Bloomington)	300	Fee	0.02000%	N
56	1	Hawthorne- Circuit City	360	Fee	0.02000%	N
57	2	Madalyn Landing	360	Fee	0.02000%	N
60	1	San Pedro Towne Center (3)	360	Fee	0.02000%	N
65	1	Emerald Suites	360	Fee	0.02000%	N
67	1	Sonoma Valley Inn	300	Both	0.02000%	N
69	2	Hilton Mobile Estates	359	Fee	0.02000%	N
70	1	1780 Fourth Street	IO	Fee	0.02000%	N
71	1	Maywood Village	300	Fee	0.02000%	N
83	1	Roundy’s Monroe	359	Fee	0.02000%	N
88	2	Fath - Princeton Court	360	Fee	0.06000%	N
90	2	Heritage Gardens Apts	360	Fee	0.05000%	N
95	1	Holiday Inn Express & Suites_Tampa, FL	299	Fee	0.02000%	N
98	1	Newhope	360	Leasehold	0.08000%	N
101	1	Angler’s Green MHP	360	Fee	0.02000%	N
103	2	Lake Perris Village MHC	358	Fee	0.02000%	N
105	2	Ocean Breeze	358	Fee	0.02000%	N
106	1	Parkside Apartments	360	Fee	0.02000%	N
113	2	Fath - Canyon Creek	360	Fee	0.06000%	N
115	2	Manor Pointe	358	Fee	0.02000%	N
116	2	Silver Eagle MHP	360	Fee	0.02000%	N
118	2	Sun Terrace	358	Fee	0.02000%	N
121	2	View Pointe	358	Fee	0.02000%	N
122	1	Sierra Park Apartments	360	Fee	0.02000%	N
129	1	Smokey Point Plaza	360	Fee	0.02000%	N
131	2	Hunter’s Court	360	Fee	0.02000%	N
132	1	Jewel (Dixon)	300	Fee	0.02000%	N
135	1	Harrington Place	359	Fee	0.02000%	N
136	2	Summer View	358	Fee	0.02000%	N
137	2	White Sands	358	Fee	0.02000%	N
138	2	Fath - Gateway	360	Fee	0.06000%	N
155	1	INS Building - South Portland, ME	298	Fee	0.08000%	N
156	2	Port of Call MHP	360	Fee	0.02000%	N
159	2	Evergreen	358	Fee	0.02000%	N
160	2	Fath - Viewpoint	360	Fee	0.06000%	N
162	1	Tempe Towne Plaza	359	Fee	0.05000%	N
167	2	Suncrest	358	Fee	0.02000%	N
170	2	Quebec House Apartments (4)	359	Fee	0.02000%	N
172	2	High Park Apartments	360	Fee	0.02000%	N
173	2	Villa De La Rosa	358	Fee	0.02000%	N
176	2	Fath - Woodbridge	360	Fee	0.06000%	N
179	2	The Meadows Apartments	358	Fee	0.02000%	N
181	2	Northridge Palm Apartments	358	Fee	0.02000%	N
183	1	Spring Meadows at Valley Forge	359	Fee	0.02000%	N
184	2	Sunrise Apartments	358	Fee	0.02000%	N
187	2	Parkglen Apartments	358	Fee	0.02000%	N
188	2	Cedar Pointe	358	Fee	0.02000%	N
189	1	Walgreens-Pulaski	360	Fee	0.02000%	Y	10/11/15
191	2	Courtyard Apartments	358	Fee	0.02000%	N
196	1	Town Center	357	Fee	0.02000%	N
199	2	Casa Brae	358	Fee	0.02000%	N
202	2	Royal Palms	358	Fee	0.02000%	N
205	2	Highland Meadows (Fayette)	358	Fee	0.02000%	N
206	2	Sunridge Apartments	358	Fee	0.02000%	N
208	2	Highland Meadows (Meridian)	358	Fee	0.02000%	N
210	2	China Gate	358	Fee	0.02000%	N
211	2	Highland Spring (Vallejo)	358	Fee	0.02000%	N
212	2	South View Apartments	358	Fee	0.02000%	N
215	2	South View (Broadway)	358	Fee	0.02000%	N
217	2	South View (Main)	358	Fee	0.02000%	N
218	2	York Pointe	358	Fee	0.02000%	N
220	2	Forest View Apartments	358	Fee	0.02000%	N
222	2	Highland Springs (Lincoln Park)	358	Fee	0.02000%	N
225	2	Rio Grande	358	Fee	0.02000%	N
226	2	Santa Fe Apartments	358	Fee	0.02000%	N
227	2	Village Square	358	Fee	0.02000%	N
228	2	South View (Avalon)	358	Fee	0.02000%	N
229	2	Highland Meadows 43, 44	358	Fee	0.02000%	N
230	2	Woodglen Apartments	358	Fee	0.02000%	N

Mortgage Loan Number	Loan Group Number	Property Name	Additional Interest Rate	Loan Originator	Environmental Insurance	Cross Collateralized and Cross Defaulted Loan Flag

6	1	San Felipe Plaza		Nomura	N
9	1	2500 City West		Nomura	N
12	1	Crossings at Corona - Phase III		Nomura	N
19	1	Phillips Lighting	6.90%	Nomura	N
27	2	Fath - Fairfield Pointe		Nomura	N	Fath Portfolio
32	1	One City Center		Nomura	N
38	1	Rivercrest Apartments		Nomura	N
46	2	Creekside at Northlake (2)		Nomura	N
52	2	Fath - Boulders		Nomura	N	Fath Portfolio
54	1	Country Inn & Suites (Bloomington)		Nomura	N
56	1	Hawthorne- Circuit City		Nomura	Y
57	2	Madalyn Landing		Nomura	N
60	1	San Pedro Towne Center (3)		Nomura	N
65	1	Emerald Suites		Nomura	N
67	1	Sonoma Valley Inn		Nomura	N
69	2	Hilton Mobile Estates		Nomura	N
70	1	1780 Fourth Street		Nomura	N
71	1	Maywood Village		Nomura	N
83	1	Roundy’s Monroe		Nomura	N
88	2	Fath - Princeton Court		Nomura	N	Fath Portfolio
90	2	Heritage Gardens Apts		Nomura	N
95	1	Holiday Inn Express & Suites_Tampa, FL		Nomura	N
98	1	Newhope		Nomura	N
101	1	Angler’s Green MHP		Nomura	N
103	2	Lake Perris Village MHC		Nomura	N
105	2	Ocean Breeze		Nomura	N	Multifamily Portfolio A
106	1	Parkside Apartments		Nomura	N
113	2	Fath - Canyon Creek		Nomura	N	Fath Portfolio
115	2	Manor Pointe		Nomura	N	Multifamily Portfolio B
116	2	Silver Eagle MHP		Nomura	N
118	2	Sun Terrace		Nomura	N	Multifamily Portfolio C
121	2	View Pointe		Nomura	N	Multifamily Portfolio B
122	1	Sierra Park Apartments		Nomura	N
129	1	Smokey Point Plaza		Nomura	N
131	2	Hunter’s Court		Nomura	N
132	1	Jewel (Dixon)		Nomura	N
135	1	Harrington Place		Nomura	N
136	2	Summer View		Nomura	N	Multifamily Portfolio B
137	2	White Sands		Nomura	N	Multifamily Portfolio C
138	2	Fath - Gateway		Nomura	N	Fath Portfolio
155	1	INS Building - South Portland, ME		Nomura	N
156	2	Port of Call MHP		Nomura	N
159	2	Evergreen		Nomura	N	Multifamily Portfolio C
160	2	Fath - Viewpoint		Nomura	N	Fath Portfolio
162	1	Tempe Towne Plaza		Nomura	N
167	2	Suncrest		Nomura	N	Multifamily Portfolio B
170	2	Quebec House Apartments (4)		Nomura	N
172	2	High Park Apartments		Nomura	N
173	2	Villa De La Rosa		Nomura	N	Multifamily Portfolio C
176	2	Fath - Woodbridge		Nomura	N	Fath Portfolio
179	2	The Meadows Apartments		Nomura	N	Multifamily Portfolio A
181	2	Northridge Palm Apartments		Nomura	N	Multifamily Portfolio A
183	1	Spring Meadows at Valley Forge		Nomura	N
184	2	Sunrise Apartments		Nomura	N	Multifamily Portfolio A
187	2	Parkglen Apartments		Nomura	N	Multifamily Portfolio A
188	2	Cedar Pointe		Nomura	N	Multifamily Portfolio B
189	1	Walgreens-Pulaski	Greater of initial interest rate plus 2.0% or TCMYI plus 3.0%	Nomura	N
191	2	Courtyard Apartments		Nomura	N	Multifamily Portfolio A
196	1	Town Center		Nomura	N
199	2	Casa Brae		Nomura	N	Multifamily Portfolio A
202	2	Royal Palms		Nomura	N	Multifamily Portfolio C
205	2	Highland Meadows (Fayette)		Nomura	N	Multifamily Portfolio C
206	2	Sunridge Apartments		Nomura	N	Multifamily Portfolio C
208	2	Highland Meadows (Meridian)		Nomura	N	Multifamily Portfolio B
210	2	China Gate		Nomura	N	Multifamily Portfolio A
211	2	Highland Spring (Vallejo)		Nomura	N	Multifamily Portfolio B
212	2	South View Apartments		Nomura	N	Multifamily Portfolio B
215	2	South View (Broadway)		Nomura	N	Multifamily Portfolio C
217	2	South View (Main)		Nomura	N	Multifamily Portfolio C
218	2	York Pointe		Nomura	N	Multifamily Portfolio B
220	2	Forest View Apartments		Nomura	N	Multifamily Portfolio B
222	2	Highland Springs (Lincoln Park)		Nomura	N	Multifamily Portfolio C
225	2	Rio Grande		Nomura	N	Multifamily Portfolio A
226	2	Santa Fe Apartments		Nomura	N	Multifamily Portfolio A
227	2	Village Square		Nomura	N	Multifamily Portfolio B
228	2	South View (Avalon)		Nomura	N	Multifamily Portfolio C
229	2	Highland Meadows 43, 44		Nomura	N	Multifamily Portfolio B
230	2	Woodglen Apartments		Nomura	N	Multifamily Portfolio A

Mortgage Loan Number	Loan Group Number	Property Name	Defeasance Loan (Y/N)	Early Defeasance	Secured by LC	Interest Accrual Method

6	1	San Felipe Plaza	Y	N	N	Actual/360
9	1	2500 City West	Y	N	N	Actual/360
12	1	Crossings at Corona - Phase III	Y	N	Y	Actual/360
19	1	Phillips Lighting	Y	N	N	Actual/360
27	2	Fath - Fairfield Pointe	Y	N	N	Actual/360
32	1	One City Center	Y	N	N	Actual/360
38	1	Rivercrest Apartments	Y	N	N	Actual/360
46	2	Creekside at Northlake (2)	Y	N	N	Actual/360
52	2	Fath - Boulders	Y	N	N	Actual/360
54	1	Country Inn & Suites (Bloomington)	Y	N	N	Actual/360
56	1	Hawthorne- Circuit City	Y	N	N	Actual/360
57	2	Madalyn Landing	Y	N	N	Actual/360
60	1	San Pedro Towne Center (3)	Y	N	N	Actual/360
65	1	Emerald Suites	Y	N	Y	Actual/360
67	1	Sonoma Valley Inn	Y	N	N	Actual/360
69	2	Hilton Mobile Estates	Y	N	N	Actual/360
70	1	1780 Fourth Street	Y	N	N	Actual/360
71	1	Maywood Village	Y	N	N	Actual/360
83	1	Roundy’s Monroe	Y	N	N	Actual/360
88	2	Fath - Princeton Court	Y	N	N	Actual/360
90	2	Heritage Gardens Apts	N	N	N	Actual/360
95	1	Holiday Inn Express & Suites_Tampa, FL	Y	N	N	Actual/360
98	1	Newhope	Y	N	N	Actual/360
101	1	Angler’s Green MHP	Y	N	N	Actual/360
103	2	Lake Perris Village MHC	Y	N	N	Actual/360
105	2	Ocean Breeze	Y	N	N	Actual/360
106	1	Parkside Apartments	Y	N	N	Actual/360
113	2	Fath - Canyon Creek	Y	N	N	Actual/360
115	2	Manor Pointe	Y	N	N	Actual/360
116	2	Silver Eagle MHP	Y	N	N	Actual/360
118	2	Sun Terrace	Y	N	N	Actual/360
121	2	View Pointe	Y	N	N	Actual/360
122	1	Sierra Park Apartments	Y	N	N	Actual/360
129	1	Smokey Point Plaza	Y	N	N	Actual/360
131	2	Hunter’s Court	Y	N	N	Actual/360
132	1	Jewel (Dixon)	Y	N	N	Actual/360
135	1	Harrington Place	N	N	Y	Actual/360
136	2	Summer View	Y	N	N	Actual/360
137	2	White Sands	Y	N	N	Actual/360
138	2	Fath - Gateway	Y	N	N	Actual/360
155	1	INS Building - South Portland, ME	Y	N	N	Actual/360
156	2	Port of Call MHP	Y	N	N	Actual/360
159	2	Evergreen	Y	N	N	Actual/360
160	2	Fath - Viewpoint	Y	N	N	Actual/360
162	1	Tempe Towne Plaza	Y	N	N	Actual/360
167	2	Suncrest	Y	N	N	Actual/360
170	2	Quebec House Apartments (4)	Y	N	Y	Actual/360
172	2	High Park Apartments	N	N	N	Actual/360
173	2	Villa De La Rosa	Y	N	N	Actual/360
176	2	Fath - Woodbridge	Y	N	N	Actual/360
179	2	The Meadows Apartments	Y	N	N	Actual/360
181	2	Northridge Palm Apartments	Y	N	N	Actual/360
183	1	Spring Meadows at Valley Forge	Y	N	N	Actual/360
184	2	Sunrise Apartments	Y	N	N	Actual/360
187	2	Parkglen Apartments	Y	N	N	Actual/360
188	2	Cedar Pointe	Y	N	N	Actual/360
189	1	Walgreens-Pulaski	Y	N	N	Actual/360
191	2	Courtyard Apartments	Y	N	N	Actual/360
196	1	Town Center	Y	N	N	Actual/360
199	2	Casa Brae	Y	N	N	Actual/360
202	2	Royal Palms	Y	N	N	Actual/360
205	2	Highland Meadows (Fayette)	Y	N	N	Actual/360
206	2	Sunridge Apartments	Y	N	N	Actual/360
208	2	Highland Meadows (Meridian)	Y	N	N	Actual/360
210	2	China Gate	Y	N	N	Actual/360
211	2	Highland Spring (Vallejo)	Y	N	N	Actual/360
212	2	South View Apartments	Y	N	N	Actual/360
215	2	South View (Broadway)	Y	N	N	Actual/360
217	2	South View (Main)	Y	N	N	Actual/360
218	2	York Pointe	Y	N	N	Actual/360
220	2	Forest View Apartments	Y	N	N	Actual/360
222	2	Highland Springs (Lincoln Park)	Y	N	N	Actual/360
225	2	Rio Grande	Y	N	N	Actual/360
226	2	Santa Fe Apartments	Y	N	N	Actual/360
227	2	Village Square	Y	N	N	Actual/360
228	2	South View (Avalon)	Y	N	N	Actual/360
229	2	Highland Meadows 43, 44	Y	N	N	Actual/360
230	2	Woodglen Apartments	Y	N	N	Actual/360

Mortgage Loan Number	Loan Group Number	Property Name	Lockbox	Annual Deposit to Replacement Reserve	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

6	1	San Felipe Plaza	Day 1			1,892,272
9	1	2500 City West	Day 1		125,000	773,965
12	1	Crossings at Corona - Phase III	Day 1
19	1	Phillips Lighting	Day 1
27	2	Fath - Fairfield Pointe	Day 1	165,000
32	1	One City Center			56,250
38	1	Rivercrest Apartments		57,000
46	2	Creekside at Northlake (2)		45,600
52	2	Fath - Boulders	Day 1	87,000	11,250
54	1	Country Inn & Suites (Bloomington)	Day 1	115,000
56	1	Hawthorne- Circuit City	Springing	5,079			(1)
57	2	Madalyn Landing	Day 1	76,000
60	1	San Pedro Towne Center (3)		15,144		644,962	(1)
65	1	Emerald Suites	Day 1	57,600
67	1	Sonoma Valley Inn	Day 1	90,000
69	2	Hilton Mobile Estates			11,000
70	1	1780 Fourth Street			10,000
71	1	Maywood Village				100,000	(1)
83	1	Roundy’s Monroe		7,165			(1)
88	2	Fath - Princeton Court	Day 1	65,000	43,750
90	2	Heritage Gardens Apts		27,000	107,875
95	1	Holiday Inn Express & Suites_Tampa, FL	Day 1	99,101	5,856
98	1	Newhope		8,400			(1)
101	1	Angler’s Green MHP
103	2	Lake Perris Village MHC			10,313
105	2	Ocean Breeze		17,500
106	1	Parkside Apartments		25,000	1,563
113	2	Fath - Canyon Creek	Day 1	61,000	6,250
115	2	Manor Pointe		14,500	19,781
116	2	Silver Eagle MHP
118	2	Sun Terrace		15,000
121	2	View Pointe		11,500	625
122	1	Sierra Park Apartments		27,500	237,500
129	1	Smokey Point Plaza		3,612		60,500	(1)
131	2	Hunter’s Court		46,000	5,625
132	1	Jewel (Dixon)	Day 1
135	1	Harrington Place
136	2	Summer View		30,750	25,500
137	2	White Sands		22,000	28,188
138	2	Fath - Gateway	Day 1	35,500	5,000
155	1	INS Building - South Portland, ME	Day 1	6,530	1,250
156	2	Port of Call MHP	Day 1
159	2	Evergreen		8,750	1,250
160	2	Fath - Viewpoint	Day 1	45,000
162	1	Tempe Towne Plaza
167	2	Suncrest		10,000
170	2	Quebec House Apartments (4)	Day 1	23,750	40,000
172	2	High Park Apartments		19,200	43,750
173	2	Villa De La Rosa		15,000	4,375
176	2	Fath - Woodbridge	Day 1	27,250
179	2	The Meadows Apartments		6,500
181	2	Northridge Palm Apartments		9,000	14,750
183	1	Spring Meadows at Valley Forge
184	2	Sunrise Apartments		8,250	1,875
187	2	Parkglen Apartments		9,000	10,875
188	2	Cedar Pointe		7,750	1,000
189	1	Walgreens-Pulaski	Day 1
191	2	Courtyard Apartments		9,000	3,438
196	1	Town Center		1,425		30,000	(1)
199	2	Casa Brae		7,000	8,844
202	2	Royal Palms		7,000	4,125
205	2	Highland Meadows (Fayette)		3,750	625
206	2	Sunridge Apartments		6,000	4,250
208	2	Highland Meadows (Meridian)		4,000	4,000
210	2	China Gate		4,500	3,813
211	2	Highland Spring (Vallejo)		3,750	3,125
212	2	South View Apartments		4,750	4,375
215	2	South View (Broadway)		4,500	7,000
217	2	South View (Main)		4,000	4,000
218	2	York Pointe		4,000
220	2	Forest View Apartments		3,250	3,094
222	2	Highland Springs (Lincoln Park)		3,000	625
225	2	Rio Grande		4,000	4,750
226	2	Santa Fe Apartments		4,000	3,500
227	2	Village Square		4,500	1,281
228	2	South View (Avalon)		3,000
229	2	Highland Meadows 43, 44		2,000	2,500
230	2	Woodglen Apartments		2,750	1,250

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC.

(2) Certain of the Mortgage Loans detail “as-stabilized” appraised values as indicated by appraisal dates in the future. Reserves were generally taken at closing in order to address the difference between the “as-is” and “as-stabilized” valuation. See RISK FACTORS - The Mortgage Loans - Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property.

(3) A portion of the Upfront TI/LC Escrow in the amount of $187,110 has been released.

(4) A portion of the Initial Deposit to Capital Improvements Reserve in the amount of $25,000 has been released.